Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PQ Group Holdings Inc. of our report dated March 25, 2016, relating to the financial statements of PQ Holdings Inc., which appears in PQ Group Holdings Inc.’s Registration Statement on Form S-1 (No. 333-218650).

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

October 2, 2017